EXHIBIT 4

REGISTERED                                                            REGISTERED

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                       FLOATING RATE NOTE DUE MAY 21, 2002

NO. 1                                                          PRINCIPAL AMOUNT:
                                                                    $275,000,000
                                                                CUSIP: 744573AF3


         Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

         PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED, a corporation duly organized and existing under the laws of the State of New Jersey (herein referred to as the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount of Two Hundred Seventy-Five Million Dollars ($275,000,000), on May 21, 2002 ("Stated Maturity") (unless and to the extent earlier redeemed prior to such date) and to pay interest thereon from November 21, 2000 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for in arrears on each February 21, May 21, August 21, and November 21, commencing February 21 2001 (each, an "Interest Payment Date"), and at maturity or earlier redemption, until the principal hereof is paid or made available for payment.

Interest payments for this Note shall include interest accrued to but excluding each Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture (as defined below), be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date, which shall be the 15th calendar day (whether or not a Business Day) next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any interest not punctually paid or duly provided for on any Interest Payment Date ("Defaulted Interest") shall forthwith cease to be payable to the Holder on the Regular Record Date with respect to such Interest Payment Date by virtue of having been such Holder and may either (1) be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (as defined below), notice of which shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or (2) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest, if any, on this Note shall be made at the Corporate Trust Office of the Trustee or at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and provided, further, that the Holder of this Note shall be entitled to receive payments of principal of and interest, if any, on this Note by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable payment date.

         Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee or its duly appointed co-authenticating agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, Public Service Enterprise Group Incorporated has caused this Instrument to be signed by the signature or facsimile signature of its Chairman of the Board, its President, a Vice President, its Treasurer or an Assistant Treasurer and attested by its Secretary or an Assistant Secretary by his signature or a facsimile thereof, and its corporate seal or a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.



                (SEAL)          PUBLIC SERVICE ENTERPRISE
                                GROUP INCORPORATED
                                By ____________________________________
                                Title: Treasurer


Attest:



-------------------------------
Title:  Secretary


Dated: November 21, 2000




                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


FIRST UNION NATIONAL BANK, as Trustee


By:  __________________________________
            Authorized Signatory

         This Note is one of a duly authorized issue of securities (the "Securities") of the Company (which term includes any successor corporation under the Indenture hereinafter referred to) issued and to be issued pursuant to such Indenture. This Security is one of a series designated by the Company as its Floating Rate Notes due May 21, 2002 (the "Notes") and will be subject, without the consent of the holders of any series of Securities, to the issuance of additional Notes in the future having the same terms, other than the date of original issuance and the date on which interest begins to accrue, so as to form one series with the Notes. The Indenture does not limit the aggregate principal amount of the Notes or the Securities.

         The Company issued this Note pursuant to an Indenture, dated as of November 1, 1998 (the "Indenture" which term, for the purpose of this Note, shall include the Officers' Certificate dated November 21, 2000, delivered pursuant to Section 301 of the Indenture), between the Company and First Union National Bank, as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

         There shall be no sinking fund for the Notes.

         The Notes are issuable as Registered Securities, without coupons, in denominations of $1,000 and any amount in excess thereof that is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at any office or agency described below where Notes may be presented for registration of transfer.

         Interest on this Note shall accrue from November 21, 2000 (or from the most recent Interest Payment Date to which interest has been paid or duly provided for) and be payable quarterly in arrears, on each February 21, May 21, August 21 and November 21, commencing February 21, 2001. The interest rate on the Notes shall be reset quarterly and the Notes shall bear interest at a per annum rate (computed on the basis of the actual number of days elapsed over a 360-day year) equal to LIBOR (as defined below) for the applicable Interest Period (as defined below), plus 0.875%. Interest on this Note shall accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the applicable Interest Payment Date, Stated Maturity or date of earlier redemption, as the case may be.

         If any Interest Payment Date (other than at Stated Maturity) or redemption date would otherwise be a day that is not a Business Day (as defined below), such Interest Payment Date, or redemption date shall be postponed to the next succeeding day that is a Business Day.

         The Notes will bear interest for each quarterly Interest Period at a per annum rate determined by the Calculation Agent (as defined below) subject to the maximum interest rate permitted by New Jersey or other applicable state law, as such law may be modified by United States law of general application. The interest rate applicable during each quarterly Interest Period will be equal to LIBOR on the Interest Determination Date for such Interest Period plus 0.875%. Promptly upon such determination, the Calculation Agent will notify the Company and the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the Company, the beneficial owners and holders of the Notes and the Trustee.

         "Calculation Agent" means First Union National Bank, or its successor appointed by the Company, acting as calculation agent.

         "Interest Determination Date" means the second London Business Day (as defined below) immediately preceding the first day of the relevant Interest Period.

         "Interest Period" means the period commencing on an Interest Payment Date for the Notes (or, with respect to the initial Interest Period only, commencing on the issue date for the Notes) and ending on the day before the next succeeding Interest Payment Date for the Notes.

         "LIBOR" for any Interest Determination Date will be the offered rate for deposits in U.S. dollars having an index maturity of three months for a period commencing on the second London Business Day (as defined below) immediately following the applicable Interest Determination Date in amounts of not less than U.S. $1,000,000, as such rate appears on Telerate Page 3750 (as defined below) or a successor reporter of such rates selected by the Calculation Agent and acceptable to the Company, at approximately 11:00 a.m., London time, on the Interest Determination Date (the "Reported Rate").

         "Telerate Page 3750" means the display designated on page 3750 on Bridge Telerate, Inc. (or such other page as may replace the 3750 page on that service or such other service as may be nominated by the British Bankers'
Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

         If the following circumstances exist on any Interest Determination Date, the Calculation Agent shall determine the interest rate for the Notes as follows:

     (1) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on an Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide a quotation (the "Rate Quotation") at which three month deposits in amounts of not less than U.S. $1,000,000 are offered by it to prime banks in the London interbank market, as of approximately 11:00 a.m., London time, on such Interest Determination Date, that is representative of a single transaction at such time (the "Representative Amounts"). If at least two Rate Quotations are provided, the interest rate will be the arithmetic mean of such quotations obtained by the Calculation Agent plus 0.875%.

     (2) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on an Interest Determination Date and there are fewer than two Rate Quotations, the interest rate will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks in New York City selected by the Calculation Agent (after consultation with the Company) for loans in Representative Amounts in U.S. dollars to leading European banks having an index maturity of three months for a period commencing on the second London Business Day immediately following such Interest Determination Date plus 0.875%; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting such rates, the interest rate for the applicable Interest Period will be the same as the interest rate in effect for the immediately preceding Interest Period.


                  "Business Day" means any day other than (i) a Saturday or Sunday (ii) a day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to remain closed or (iii) a day on which the Trustee's corporate trust office is closed for business and is a London Business Day. "London Business Day" means a day that is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

                  All percentages resulting from any calculation of any interest rate for this Note shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one millionths of a percentage point rounded upward and all dollar amounts shall be rounded to the nearest cent, with one-half cent being rounded upward.

                  This Note may not be redeemed by the Company prior to May 21, 2001. On that date and on each succeeding Interest Payment Date, the Notes may be redeemed, at the option of the Company, in whole or in part, upon notice thereof (as described below) given not less than 30 nor more than 60 calendar days prior to the redemption date. In the event that less than all of the outstanding Notes are to be redeemed, the Notes to be redeemed shall be selected by such method as the Company shall deem fair and appropriate. The redemption price for any redemption (the "Redemption Price") shall be equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the date of redemption (the "Redemption Date").

                  All notices of redemption shall state the redemption date, the Redemption Price, if fewer than all the outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed, that on the Redemption Date the Redemption Price shall become due and payable upon each Note, or portion thereof, to be redeemed, that interest on each Note, or portion thereof, called for redemption shall cease to accrue on the Redemption Date and the place or places where Notes may be surrendered for redemption.

                  In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof shall be issued in authorized denominations in the name of the Holder hereof upon the cancellation hereof.

                  For all purposes of this Note and the Indenture, unless the context otherwise requires, all provisions relating to the redemption by the Company of this Note shall relate, in the case that this Note is redeemed or to be redeemed by the Company only in part to that portion of the principal amount of this Note that has been or is to be redeemed.

                  If an Event of Default (as set forth in the Indenture) with respect to Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders of the Securities. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and the rights of Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note, subject to the provisions for satisfaction and discharge in Article Four of the Indenture, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                  The Indenture permits the Company, by irrevocably depositing, in amounts and maturities sufficient to pay and discharge at the Stated Maturity or redemption date, as the case may be, the entire indebtedness on all Outstanding Notes, cash or U.S. Government Obligations with the Trustee in trust solely for the benefit of the Holders of all Outstanding Notes, to defease the Indenture with respect to such Notes, and upon such deposit the Company shall be deemed to have paid and discharged its entire indebtedness on such Notes. Thereafter, Holders would be able to look only to such trust fund for payment of principal and interest at the Stated Maturity or redemption date, as the case may be.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Notes is registrable in the Security Register, upon surrender of a Note for registration of transfer at the Corporate Trust Office of the Trustee or at the office or agency of the Trustee in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

                  No service charge shall be made by the Company, the Trustee or the Security Registrar for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than exchanges pursuant to Sections 304, 906 or 1107 of the Indenture, not involving any transfer).

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Note shall be governed by and construed in accordance with the law of the State of New Jersey without regard to principles of conflicts of laws.

                  All undefined terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT _____Custodian _____
                                                          (Cust.)        (Minor)
TEN ENT - as tenants by the entireties          Under Uniform Gifts to Minor Act
                                                          (State)
JT TEN - as joint tenants with right of survivor-
              ship and not as tenants in common

     Additional abbreviations may also be used though not in the above list.

                              --------------------

FOR  VALUE  RECEIVED,  the  undersigned  hereby  sells(s),   assign(s)  and
transfer(s) unto

Please Insert Social Security or Employer
Identification number of assignee

--------------------------------------------------------------------------------

                   Please Print or Typewrite Name and Address
                      Including Postal Zip Code of Assignee

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The within Security and all rights thereunder,  hereby irrevocably  constituting and appointing __________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:  __________                                       _______________________
                                                                  Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.